EXHIBIT 99.1

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Pennichuck Corporation

We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements included in Pennichuck Corporation's Annual Report to shareholders included in this Form S-2, and have issued our report thereon dated February 3, 1998 (except with respect to certain matters discussed in Note I as to which the date is September 1, 1998). Our audits were made for the purpose of forming an opinion on those basic financial statements taken as a whole. The schedule listed in the attached index of this Form S-2 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                       ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 3, 1998


         SCHEDULE I - CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                           Pennichuck Corporation
                          Condensed Balance Sheets

                                                           December 31
                                                   ---------------------------
                                                      1997            1996
                                                      ----            ----

ASSETS

Current Assets:
  Cash                                             $   366,560     $   223,548
  Accounts Receivable                                    4,695             214
  Refundable Income Taxes                               13,011          72,011
  Prepaid Expenses                                      45,480          13,744
                                                   ---------------------------
      Total Current Assets                             429,746         309,517

Property and Equipment                               1,163,424       1,163,424
Less Allowances for Depreciation                       503,346         482,958
                                                   ---------------------------
                                                       660,078         680,466

Other Assets                                           212,413         219,424
Investment in Wholly-Owned Subsidiaries             17,016,914      16,394,917
Advances to (from) Wholly-Owned Subsidiaries           342,723          77,993
                                                   ---------------------------
                                                   $18,661,874     $17,682,317
                                                   ===========================
LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts Payable and Other Current Liabilities     $    78,412     $    68,546

Long Term Debt                                       3,680,000       3,195,000

Other Long Term Liabilities                            314,117         370,434

Stockholders' Equity                                14,589,345      14,048,337
                                                   ---------------------------
                                                   $18,661,874     $17,682,317
                                                   ===========================


                           Pennichuck Corporation
                       Condensed Statements of Income

                                                 Year Ended December 31
                                        -----------------------------------------
                                           1997           1996            1995
                                           ----           ----            ----

Operating Revenues                      $   60,698     $   148,297     $   88,729
Operating Expenses                         (46,026)         53,014         10,926
                                        -----------------------------------------
  Operating Income                         106,724          95,283         77,803
Interest Expense                           189,208         198,021        201,166
                                        -----------------------------------------
  Loss Before Income
   Taxes and Equity in Net Income
   of Subsidiaries                         (82,484)       (102,738)      (123,363)
Federal income tax benefit                  28,045          34,931         41,943
                                        -----------------------------------------
  Loss Before Equity
   in Earnings of Subsidiaries             (54,439)        (67,807)       (81,420)

Equity in Earnings of Subsidiaries       1,261,462       1,356,825      1,229,023
                                        -----------------------------------------
      NET INCOME                        $1,207,023     $ 1,289,018     $1,147,603
                                        =========================================


                     Condensed Statements of Cash Flows

                                                 Year Ended December 31
                                        -----------------------------------------
                                           1997           1996            1995
                                        -----------------------------------------

OPERATING ACTIVITIES                    $  (50,760)    $   188,521     $   76,889
                                        -----------------------------------------

INVESTING ACTIVITIES:
Equity Transfer to Subsidiary             (162,185)       (465,665)       (74,719)
Purchase of Equipment and
 Other Assets                                  ---        (223,649)       (37,742)
                                          (162,185)       (689,314)      (112,461)
                                        -----------------------------------------
FINANCING ACTIVITIES:
Increase(Decrease) in Notes Payable        485,000      (1,100,000)      (350,000)
Advances (to) from Subsidiaries            524,120       2,509,733      1,099,887
Repayment on Mortgage                          ---        (653,057)       (15,769)
Payment of Dividends                      (794,625)       (755,767)      (651,570)
Proceeds from dividend reinvestment        162,185         465,665         74,719
Other, net                                 (20,723)         60,523       (117,000)
                                        -----------------------------------------
                                           355,957         527,097         40,267
INCREASE IN CASH                           143,012          26,304          4,695
Cash at Beginning of Year                  223,548         197,244        192,549
                                        -----------------------------------------
CASH AT END OF YEAR                     $  366,560     $   223,548     $  197,244
                                        =========================================


                           Pennichuck Corporation
                   Notes to Condensed Financial Statements

NOTE A -- ACCOUNTING POLICIES

Basis of Presentation. In the parent-company-only financial statements, the Company's investment in its subsidiaries is stated at cost plus equity in undistributed earnings of its subsidiaries. Parent-company-only financial statements should be read in conjunction with the Company's Annual Report to Shareholders for the year ended December 31, 1997.

NOTE B -- LONG-TERM DEBT

Long-term debt consisted of the following:

                                                       December 31
                                                -------------------------
                                                   1997           1996
                                                   ----           ----

Unsecured notes payable and line of credit
 revolving loan facility with Fleet Bank-NH
 at rates ranging from 7.44% to 8.50% due
 June 30, 2000                                  $3,680,000     $3,195,000
                                                ==========     ==========


NOTE C -- COMMON DIVIDENDS FROM SUBSIDIARIES

Common stock cash dividends paid to Pennichuck Corporation by its subsidiary, Pennichuck Water Works, Inc., were $794,625, $755,767 and $651,570 during 1997, 1996, and 1995, respectively. Common stock cash dividends paid to Pennichuck Corporation by its subsidiary, Pittsfield Aqueduct Company, Inc. were $12,800, $9,600 and $9,600 during 1997, 1996 and 1995, respectively. No dividends were declared or paid by the Company's other subsidiaries in 1997, 1996 or 1995.